Exhibit R

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Richard J. Kypta as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including any pre-effective amendments, post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of variable annuity contracts (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 33-67538, 333-87632 and 333-148212) and variable life insurance policies (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 33-12789, 333-87766 and 333-148203) issued by Farm Bureau Life Insurance Company.

Signature	Title	Date
/s/ Eric K. Aamundstad	Director	03/23/2009
/s/ Steve L. Baccus	Director	03/23/2009
/s/ William C. Bruins	Director	03/25/2009
/s/ Alan L. Foutz	Director	03/31/2009
/s/ Doug Gronau	Director	03/20/2009
/s/ Leland J. Hogan	Director	03/26/2009
/s/ Bob Hanson	Director	04/01/2009
/s/ Craig A. Lang	Director	03/26/2008
/s/ Perry Livingston	Director	03/23/2009
/s/ Richard L. Merrill	Director	03/22/2009
/s/ Charles E. Norris	Director	04/07/2008
/s/ Keith R. Olsen	Director	03/31/2009
/s/ Kevin Paap	Director	03/21/2009
/s/ Frank S. Priestly	Director	03/25/2009
/s/ Kevin G. Rogers	Director	03/23/2009
/s/ Calvin Rozenboom	Director	04/01/2009
/s/ Mike Spradling	Director	03/24/2009
/s/ Philip Sundblad	Director	05/01/2008
/s/ Scott VanderWal	Director	03/21/2009
/s/ Michael White	Director	03/27/2009